UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32833

(Commission File Number)

41-2101738

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant’s under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Outstanding Option Agreements For James Skulina and Peter Palmer

On April 19, 2012, in connection with its approval of Employment Agreements for Messrs. James Skulina and Peter Palmer, Executive Vice Presidents of the Company, the Compensation Committee of the Company’s Board of Directors approved an amendment to the option agreements granted on January 19, 2012 to Mr. Skulina and on March 19, 2012 to Mr. Palmer, in each case for options vesting in 2012 through 2016 to provide that if the executive officer’s employment terminates by reason of death, disability, termination without cause or termination for good reason, vesting of the options will continue after termination of employment as follows: if the termination is on or after October 1, 2012 but prior to October 1, 2013, 20% of the remaining options will continue to vest in accordance with their terms; if the termination is on or after October 1, 2013 but prior to October 1, 2014, 40% of the remaining options will continue to vest in accordance with their terms; if the termination is on or after October 1, 2014 but prior to October 1, 2015, 60% of the remaining options will continue to vest in accordance with their terms; if the termination is on or after October 1, 2015 but prior to October 1, 2016, 80% of the remaining options will continue to vest in accordance with their terms; and if the termination is on or after October 1, 2016, 100% of the remaining options will continue to vest in accordance with their terms. If the option vests after termination of employment under circumstances which would have a limited post-termination exercise period, the executive officer will have at least six months following the vesting of the option in which to exercise the option.

The text of the foregoing amendments is filed with this Report as Exhibit 10.1.

Employment Agreements with James Skulina and Peter Palmer

On April 20, 2012, the Company and Mr. James Skulina and Mr. Peter Palmer, respectively, entered into employment agreements to serve as executive vice presidents of the Company. The employment agreements are substantially in the same form as those of Messrs. Rufus, Laubenthal, Henderson, Iversen and Rodriguez. Unless earlier terminated by the Company or the applicable executive, the initial term of the employment agreement expires on October 1, 2017. However, unless the Company or the applicable executive elects not to renew the initial term, upon the expiration of the initial term, the employment agreement will automatically be extended for one additional two-year period. Under the terms of the applicable employment agreement, Messrs. Skulina and Palmer are entitled to receive annual base salaries of not less than $310,000, subject to annual review. Further, each executive officer’s bonus target has been set at 65% of his annual base salary. In addition, under the terms of the applicable employment agreement, each of these executive officers is entitled to participate in employee benefit plans, programs and arrangements that the Company may maintain from time to time for our senior officers.

The employment agreements provide that if the applicable executive is terminated for any reason, he will be entitled to payment of any accrued but unpaid base salary through the termination date, any unreimbursed expenses, an amount for accrued but unused sick and vacation days, and benefits owing to him under the benefit plans and programs sponsored by us. In addition, if the applicable executive’s employment is terminated without cause, if he terminates his employment for certain enumerated good reasons, or if his employment terminates due to his death or disability, the Company will pay the executive, in substantially equal installments over a 12-month period, an amount equal to one times his salary plus one times the greater of the all of the bonuses paid or payable to him for the prior fiscal year (excluding any extraordinary bonus) or the target bonuses for the year in which his employment terminates, determined in accordance with the Company’s bonus program(s) if any.

During the term of each executive’s employment and following any termination thereof, for a period of 24 months, each executive will be prohibited from engaging in any business that competes with any business of the Company or its subsidiaries. In addition, during the term of his employment and for the two-year period following the termination of each executive’s employment for any reason, he will be prohibited from soliciting or inducing any person who is or was employed by, or providing consulting services to, the Company or any of its subsidiaries during the 12-month period prior to the date of the termination of his employment, to terminate their employment or consulting relationship with the Company or such subsidiary. Under the terms of his employment agreement, each executive is also subject to certain confidentiality and non-disclosure obligations, and the Company has agreed, so long as the applicable executive is not in breach of certain of his obligations under his employment agreement, to, among other things, indemnify him to the fullest extent permitted by Delaware law against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of ours or his serving or having served any other enterprise as a director, officer or employee at our request.

The employment agreements of Messrs. Skulina and Palmer are filed with this Report as Exhibits 10.2 and 10.3.

Amendments to Employment Agreements with Robert Henderson, Bernt Iversen and Albert Rodriguez

On April 20, 2012, the Company and each of Messrs. Robert Henderson, Executive Vice President of the Company, Bernt Iversen, Executive Vice President of the Company, and Albert Rodriguez, Executive Vice President—Mergers and Acquisitions of the Company, entered into amendments to their employment agreements. The amendments correct errors in the definition of “Good Reason” in each of the executive officer’s employment agreements. The existing employment agreements provided, among other things, that the executive officer would have “Good Reason” to terminate his employment if the Company required the executive, without his prior written consent, to be based at any office or location requiring relocation greater than 30 miles from Cleveland, Ohio. None of the foregoing executive officers is based in Cleveland. Therefore, the Company and the executives have entered into amendments to their employment agreements to correctly provide that Mr. Henderson will have “Good Reason” to terminate his employment if he is required to relocate greater than 30 miles from Pasadena, California, Mr. Iversen will have “Good Reason” to terminate his employment if he is required to relocate greater than 30 miles from Liberty, South Carolina, and Mr. Rodriguez will have “Good Reason” to terminate his employment if he is required to relocate greater than 30 miles from Waco, Texas.

Copies of the first amendments to employment agreements of Mr. Henderson, Mr. Iversen and Mr. Rodriguez are filed with this Report as Exhibits 10.4, 10.5 and 10.6.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

10.1	Text of Option Amendments

10.2	Employment Agreement, dated April 20, 2012, between James Skulina and TransDigm Group Incorporated

10.3	Employment Agreement, dated April 20, 2012, between Peter Palmer and TransDigm Group Incorporated

10.4	First Amendment to Employment Agreement, dated April 20, 2012, between Robert Henderson and TransDigm Group Incorporated

10.5	First Amendment to Employment Agreement, dated April 20, 2012, between Bernt Iversen and TransDigm Group Incorporated

10.6	First Amendment to Employment Agreement, dated April 20, 2012, between Albert Rodriguez and TransDigm Group Incorporated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Gregory Rufus, Executive Vice
President, Chief Financial Officer and Secretary

Date: April 24, 2012